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                                                                    Exhibit 8(a)





                      [Letterhead of Simpson Thacher & Bartlett]



                                                       May 6, 1998


Lehman Brothers Inc.
3 World Financial Center
New York, New York 10285

Ladies and Gentlemen:

          We have acted as special United States tax counsel to Lehman Brothers Inc. (the "Company") in connection with the preparation and filing of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), in respect of Debt Securities to be offered by the Company.

          We have examined the Registration Statement, including the prospectus dated May 6, 1998, that forms a part thereof, relating to the above-described transaction. In addition, we have examined such other documents, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity of all final documents to drafts reviewed by us, the conformity to original documents of all documents submitted to us as drafts or as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such latter documents.

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Lehman Borothers Holdings Inc.          -2-                          May 6, 1998



          Based upon the foregoing, we hereby confirm that, subject to the qualifications and limitations stated herein and therein, the statements set forth in the Registration Statement under the caption "United States Taxation", insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

          We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "United States Taxation" and "Legal Opinions" in the prospectus that forms a part of the Registration Statement.

                         Very truly yours,

                         /s/ Simpson Thacher & Bartlett
                         --------------------------------

                         SIMPSON THACHER & BARTLETT